UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 10, 2004

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05. Costs Associated with Exit or Disposal Activities.

On November 10, 2004, Ferro Corporation (the "Company") committed to a plan to restructure its Polymer Additives business which is part of the Company's Performance Chemicals segment. This restructuring of the business will reduce the organizational cost structure of the Polymer Additives business through the consolidation of activities in both operations and administration and the outsourcing of certain operations activities. This plan does not involve asset write-offs or plant closures, and is expected to be completed by the end of December 2004.

In connection with this action, the Company expects to incur pre-tax expenses related to severance costs of approximately $2.1 million between now and the completion of the project. The Company currently estimates the plan to result in annual pre-tax savings of $4.0 to $5.0 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

November 12, 2004	By:	Hector R. Ortino

Name: Hector R. Ortino
Title: Chairman and Chief Executive Office

Ferro Corporation

November 12, 2004	By:	Thomas Gannon

Name: Thomas Gannon
Title: Chief Financial Officer